EXHIBIT 4.3.2




                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the document attached hereto as Exhibit 4.3.2A is a true and correct copy of the General Communication, Inc. Revised 1986 Stock Option Plan dated January 9, 1998, revised in accordance with the amendments to the plan adopted by the shareholders of General Communication, Inc. at their annual meeting held on November 25, 1997.

         Executed this 18th day of February, 1998, at Anchorage, Alaska.




                                                     GENERAL COMMUNICATION, INC.




                                                     By:       /s/
                                                       John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 18th day of February, 1998.


                                                               /s/
                                                     Notary Public in and for
                                                     Alaska
                                                     My Commission Expires:





Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 16
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